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                                                                   EXHIBIT 10.52

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                               AMENDED & RESTATED

                          LOAN AND SECURITY AGREEMENT


                            COMERICA BANK-CALIFORNIA

                                     LENDER


                              US SEARCH.COM, INC.

                                      AND

                      PROFESSIONAL RESOURCE SCREENING, INC.

                                   BORROWERS


                                 MARCH 18, 2003

                                   $2,500,000

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                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Amended and Restated Loan and Security Agreement ("Agreement") is entered into as of March 18, 2003, among US SEARCH.COM, INC., a Delaware corporation ("USI") and PROFESSIONAL RESOURCE SCREENING, INC., a Delaware corporation ("PRSI"), formerly known as US SEARCH SCREENING SERVICES, INC., a Delaware corporation ("Screening") (collectively, jointly and severally, the "Borrower"), on the one hand, and COMERICA BANK - CALIFORNIA, successor by merger to Imperial Bank ("Bank"), on the other hand, and in light of the following:

     WHEREAS, USI and Bank have previously entered into that certain Loan and Security Agreement, dated as of September 12, 2001 (as amended from time to time, the "Prior Agreement").

     WHEREAS, Borrowers and Bank desire to amend and restate the Prior Agreement as set forth herein.

     NOW, THEREFORE, Borrowers and Bank hereby amend and restate the Prior Agreement as follows:

                                   AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A.

          1.2 Accounting Terms. All accounting terms not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term "financial statements" shall include the accompanying notes and schedules.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1 Credit Extensions. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                (a)  Revolving Advances.

                      (i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of the (x) the Committed Revolving Line, minus any amounts outstanding under the Letter of Credit Sublimit, and (y) the Borrowing Base, and (2) amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                      (ii) Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower's deposit account.

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                      (iii) Letter of Credit Sublimit. Subject to the
availability under the Committed Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such standby letters of credit ("Letters of Credit") as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed Five Hundred Thousand Dollars ($500,000) in the aggregate, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Committed Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Committed Revolving Line. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the date which is 10 days prior to the Revolving Maturity Date. In the event that the Committed Revolving Line is cancelled or not renewed, then Borrower agrees to deposit with Bank cash collateral in an amount to secure all outstanding Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit.

          2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the Committed Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3   Interest Rates, Payments, and Calculations.

                (a)  Interest Rates.

                      (i) Advances. Except as set forth in Section 2.3(b), the Advances, shall bear interest, on the outstanding daily balance thereof, at a rate equal to: (x) 1.5 percentage points above the Prime Rate as to all Advances in the outstanding aggregate amount of less than or equal to the Guaranteed Amount; and (y) 2.50% above the Prime Rate as to the aggregate amount outstanding at any time of all Advances in excess of the Guaranteed Amount.

                (b) Late Fee; Default Rate. If any payment is not made within five (5) Business Days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                (c) Payments. Interest on the Advances shall be due and payable on the last calendar day of each month during the term hereof. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts, including Account Number 38-059-297 (such debits are not a setoff), or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder.

                (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment

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on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5   Fees. Borrower shall pay to Bank the following:

                (a) Facility Fee. On the Closing Date, a Facility Fee equal to $12,500, which shall be nonrefundable;

                (b) Letter of Credit Fee. A Letter of Credit Fee equal to the greater of 2.0% of the face amount of each Letter of Credit issued and $600, and such fee shall be due and payable upon issuance of each Letter of Credit, and annually thereafter, to the extent that such Letter of Credit remains outstanding;

                (c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date.

     3.   CONDITIONS OF LOANS.

          3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                (a)  this Agreement;

                (b) an officer's certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                (c) an amendment to the intellectual property security agreement previously executed and delivered by Borrower in connection with the Prior Agreement;

                (d)  payment of the fees and Bank Expenses then due specified in
Section 2.5;

                (e) an audit of the Collateral, the results of which shall be satisfactory to Bank;

                (f)  current financial statements in accordance with Section
6.2;

                (g) Warrant to purchase the number of shares of Borrower's common stock, par value $0.001 per share, at a per share exercise price equal to the closing price of such common stock on the date of consummation of the Merger such that the product of such number of shares multiplied by such exercise price equals $25,000, with a 7-year maturity, inclusive of certain provisions to include but not be limited to assignability to Bank's affiliates, antidilution protection and a net exercise provision, and Bank shall have piggyback and S-3 registration rights;

                (h) a Reaffirmation of Intercreditor and Subordination Agreement executed by The First American Corporation;

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                (i)  a Reaffirmation of Limited Guaranty executed by Pequot confirming the Pequot Guaranty, or the execution and delivery by Pequot of a new Limited Guaranty, in either case confirming that Pequot guarantees $1,500,000 of the Obligations and extending the maturity of the Pequot Guaranty to at least the Revolving Maturity Date;

                (j)  a Joint and Several Borrower Rider;

                (k) pledge agreement or confirmation of pledge agreement with respect to the pledge of the TCD to Bank; and

                (l) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

                (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

     4.   CREATION OF SECURITY INTEREST.

          4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

     5.   REPRESENTATIONS AND WARRANTIES.

          Borrower represents and warrants as follows:

          5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which

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the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

          5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, which default could have a Material Adverse Effect.

          5.3 Collateral. Borrower has good title to the Collateral, free and clear of Liens, except for Permitted Liens. The Eligible Accounts are bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

          5.4 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for licenses granted by Borrower to its customers in the ordinary course of business. Each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule, Borrower's rights as a licensee of any one particular intellectual property license do not give rise to more than 5% of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

          5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.6 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

          5.7 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

          5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occured resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws,

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regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP.

          5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

          5.12 Inbound Licenses. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any material license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such material license or agreement or any other property.

          5.13 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

     6.    AFFIRMATIVE COVENANTS.

          Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries' corporate existence in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within 90 days after the end of Borrower's fiscal year commencing with the fiscal year ended December 31, 2002, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (other than a qualification as to going concern based solely upon the possible failure of the Merger to be consummated) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) quarterly financial statements as soon as available, but in any event within 45 days after the end of Borrower's fiscal quarter prepare in accordance with GAAP, consistently applied; (d) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (f) such budgets, sales projections, operating

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plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time, including the minutes from Borrower's board of directors; and (g) within 30 days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

                (a) Within 20 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

                (b) Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.

                (c) Bank shall have a right from time to time hereafter to audit Borrower's accounts receivable and appraise Collateral during normal business hours at Borrower's expense. Audits shall take place on a semi-annual basis unless an Event of Default has occurred and is continuing, or if requested on a more frequent basis by Bank.

          6.3 Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than $100,000.

          6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.5   Insurance.

                (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower's.

                (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower's option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank's option, be payable to Bank to be applied on account of the Obligations.

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          6.6   Primary Depository. Borrower shall maintain its primary
depository and operating accounts with Bank or Bank's affiliates.

          6.7   Financial Covenants.

                (a) Maximum Leverage Ratio. Borrower shall maintain, as of the last day of each calendar month, a Leverage Ratio less than or equal to 2.25:1.0.

                (b) Minimum EBITDA. Borrower shall maintain, as of the last day of each calendar month, EBITDA of not less than $1.00.

                (c) Operating Performance. Borrower shall achieve, as of the last day of each calendar month, actual revenues of no less than 85% of the Plan Projections, calculated in accordance with GAAP and calculated on the basis of a three-month rolling average.

                (d) Maximum Merger Costs. Borrower shall not incur Merger Costs in excess of $1,500,000.

                (e) Payment of Merger Costs. During any month, Company shall not pay Merger Costs which were previously included for prior months in the calculation of EBITDA as a non-cash expense, in excess of (a) the amount of the prior month's EBITDA as stated on the Borrowing Base Certificate for such prior month, minus (b) $1.00.

          6.8   Registration of Intellectual Property Rights.

                (a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable: (i) those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement, within 30 days of the date of this Agreement,
(ii) all registrable intellectual property rights Borrower has developed as of the date of this Agreement but heretofore failed to register, within 30 days of the date of this Agreement, and (iii) those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product, promptly following development or acquisition, but in any event prior to the sale or licensing of such product to any third party, and prior to Borrower's use of such product (including without limitation major revisions or additions which significantly improve the functionality of the intellectual property rights listed on such Exhibits A, B and C). Borrower shall give Bank notice of all such applications or registrations.

                (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

                (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

                (d) Bank may audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 6.8, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.8 to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

          6.9 Consent of Inbound Licensors. Prior to entering into or becoming bound by any material license or agreement, Borrower shall: (i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower's business or financial condition; and (ii) use best efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower's interest in such material licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable material license or agreement, whether now existing or entered into in the future.

          6.10  Compliance with VISA Merchant Card Services

                (a) Borrower shall retain access to VISA Merchant Card services.

                (b) Borrower shall at all times comply with the maximum permitted Merchant Card chargeback ratios set forth in VISA's Merchant Chargeback Monitoring Program.

          6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank's prior written consent, which shall not be unreasonably withheld:

          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, to "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Permitted Transfers.

          7.2 Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower. Borrower will not have a Change in Control and will not, without 30 days prior written notification to Bank, relocate its chief executive office.

          7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than the Merger and other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate exceed $100,000 and (ii) no Event of Default has occurred, is continuing or would exist after giving effect to the transactions.

          7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower's property.

          7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

          7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.11 Compliance. Become or be controlled by an "investment company," except Pequot Capital Management and affiliates, within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

     8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 Payment Default. If Borrower fails to pay any of the Obligations and such failure continues for 5 Business Days or more after the due date, provided that within such 5 Business Day cure period, the failure to pay shall not be deemed an Event of Default, but no Credit Extensions will be made;

          8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days ) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

          8.3 Material Adverse Change. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

provided that any going-concern qualifications to the Borrower's financial statements due to the possible failure of the Merger to be consummated shall not be considered to be an Event of Default under this Section 8.3.

          8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that could have a Material Adverse Effect;

          8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

          8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $100,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

          8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     9.   BANK'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                (h)  Bank may credit bid and purchase at any public sale; and

                (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; (h) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (i) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3 Accounts Collection. At any time during the term of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices and Section 9-207 of the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

          If to Borrower:               US SEARCH.COM, INC.

                                        5401 Beethoven Street
                                        Los Angeles, California 90066
                                        Attn: Chief Financial Officer
                                        FAX: (310) 827-4946

          with a copy to:               US SEARCH.COM, INC.
                                        5401 Beethoven Street
                                        Los Angeles, California 90066
                                        Attn: Legal Department
                                        FAX: (310) 578-5649

          If to Bank:                   COMERICA BANK - CALIFORNIA
                                        1100 Glendon Avenue
                                        Los Angeles, California 90024
                                        Attn: Scott Lane
                                        FAX: (310) 481-1099

          with a copy to:               COMERICA BANK - CALIFORNIA
                                        Technology and Life Sciences Division
                                        Five Palo Alto Square, Suite 800
                                        Palo Alto, CA 94306
                                        Attn: Legal Department
                                        FAX: (650) 846-6830

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.


          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     12.  GENERAL PROVISIONS.

          12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

          12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

          12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8 Confidentiality. In handling any confidential information Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower,
(ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   US SEARCH.COM, INC.,
                                   a Delaware corporation

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   PROFESSIONAL RESOURCE SCREENING, INC.,
                                   a Delaware corporation

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


                                   COMERICA BANK - CALIFORNIA

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                    EXHIBIT A

DEFINITIONS

"Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

"Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

"Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

"Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

"Borrowing Base" means an amount equal to (A) 100% of the Guaranteed Amount plus
(B) 85% of Eligible Accounts with respect to Credit Extensions outstanding at any time in excess of the Guaranteed Amount, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

"Borrowing Base Certificate" means the certificate to be delivered by Borrower to Bank in the form of Exhibit D hereto.

"Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California or Washington are authorized or required to close.

"Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14 (d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

"Closing Date" means March 18, 2003.

"Code" means the California Uniform Commercial Code.

"Collateral" means the TCD, the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Section 9318(4) of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

"Committed Revolving Line" means a Credit Extension of up to $2,500,000 (inclusive of any amounts outstanding under the Letter of Credit Sublimit).

"Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

"Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

"Credit Extension" means each Advance, issuance of a Letter of Credit, or any other extension of credit by Bank for the benefit of Borrower hereunder.

"EBITDA" means, in any fiscal period, Borrower's consolidated net income or net loss (other than extraordinary or non-recurring gains of Borrower for such period), adding back (i) the amount of all interest expense, income tax expense, depreciation expense and amortization expense of Borrower for such period, on a consolidated basis; adding back (ii) any other non-cash and/or expense charges incurred; and adding back (iii) costs and expenses incurred (but not yet paid) in connection with the Borrower's prospective merger with The First American Corporation ("Merger Costs").

"Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower 30 days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within 90 days of invoice date;

               (b) Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

               (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (k) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

"Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) re supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

"Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"Event of Default" has the meaning assigned in Section 8.

"GAAP" means generally accepted accounting principles as in effect from time to time.

"Guaranteed Amount" means the amount of advances guaranteed under the Pequot Guaranty, which amount is $1,500,000 as of the Closing Date.

"Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

"Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Intellectual Property Collateral" means all of Borrower's right, title, and interest in and to the following:

(a)     Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

"Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

"Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Letter of Credit Fee" means the fee set forth in Section 2.5(b).

"Letter of Credit Sublimit" means a sublimit under the Committed Revolving Line not to exceed $500,000 for Letters of Credit.

"Leverage Ratio" means ratio of (a) Borrower's liabilities (excluding Subordinated Debt, excluding Merger Costs, including all outstanding Letters of Credit and otherwise calculated pursuant to GAAP), to (b) Borrower's Tangible Net Worth.

"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

"Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

"Merger" means Borrower's merger with The First American Corporation.

"Merger Costs" has the meaning set forth in the definition of EBITDA.

"Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

"Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency

Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

"Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

"Pequot" means Pequot Private Equity Fund II, L.P.

"Pequot Guaranty" means that certain Limited Guaranty, dated as of March 29, 2002, executed by Pequot in favor of Bank with respect to the Obligations.

"Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

"Permitted Indebtedness" means:

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)     Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed $100,000 in the aggregate secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; and

(d)     Subordinated Debt.

"Permitted Investment" means:

(a)     Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service,
        (iii) Bank's certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank's money market accounts;

(c) Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $100,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;

(d)     Investments accepted in connection with Permitted Transfers;

(e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower's Board of Directors;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower's business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year.

"Permitted Liens" means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank's security interests;

(c) Liens not to exceed $100,000 in the aggregate (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses
        (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 or 8.8;

(f) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

(g) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect on borrower and its Subsidiaries taken as a whole.

"Permitted Transfer" means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a)     Inventory in the ordinary course of business;

(b) licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c)     surplus, worn-out or obsolete Equipment; or

(d) other assets of Borrower or its Subsidiaries which do not in the aggregate exceed $100,000

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

"Plan Projections" means those certain projections set forth in most recent business plan delivered to Bank prior to the Closing Date and designated "Comerica Base Case prime of 030305 No Fees."

"Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

"Prior Agreement" has the meaning set forth in the Recitals to this Agreement.

"Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

"Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a)hereof.

"Revolving Maturity Date" means April 30, 2004.

"Schedule" means the schedule of exceptions attached hereto, if any.

"Series C Round" means Borrower's next round of equity financing.

"Subordinated Debt" means the indebtedness of Borrower to The First American Corporation and subject to that certain Intercreditor and Subordination Agreement, dated December 31, 2002, and any other debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

"Subsidiary" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

"Tangible Net Worth" means, at any date as of which the amount thereof shall be determined, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Borrower and its Subsidiaries minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

"TCD" means that certain $450,000 time certificate of deposit account held by Bank, account number 942750000005786, and any replacement or substitution therefor, and the proceeds of any of the foregoing.

"Trademarks" means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

DEBTOR             US SEARCH.COM, INC.
                   PROFESSIONAL RESOURCE SCREENING, INC.

SECURED PARTY:     COMERICA BANK - CALIFORNIA

                                    EXHIBIT B

COLLATERAL                         DESCRIPTION                        ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health - care - insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and
        (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B.45), Section 35, operative July 1, 2001.

                                    EXHIBIT C

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:     [________________]                          DATE: ___________

FAX #:  [________________]                          TIME: ____________

FROM: US SEARCH.COM, INC.
CLIENT NAME: US SEARCH.COM, INC.
REQUESTED BY: ________________________________________________________
AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: ______________________________________________

PHONE NUMBER: _______________________________________________________

FROM ACCOUNT #  ____________________        TO ACCOUNT # _______________________

REQUESTED TRANSACTION TYPE                  REQUEST DOLLAR AMOUNT
--------------------------                  ---------------------

                                            $_____________________________
PRINCIPAL INCREASE (ADVANCE)                $_____________________________
PRINCIPAL PAYMENT (ONLY)                    $_____________________________
INTEREST PAYMENT (ONLY)                     $_____________________________
PRINCIPAL AND INTEREST (PAYMENT)            $_____________________________

OTHER INSTRUCTIONS: ___________________________________________________________

________________________________________________________________________________

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY
TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

________________________________________    __________________________
Authorized Requester                                          Phone #

________________________________________    __________________________
Received By (Bank)                                            Phone #

________________________________________

Authorized Signature (Bank)

                                    EXHIBIT D
                           BORROWING BASE CERTIFICATE

Borrower: US Search.com, Inc.,                  Lender: Comerica Bank-California
Profession Resource Screening, Inc.

Commitment Amount: $2,500,000

ACCOUNTS RECEIVABLE
         1.  Accounts Receivable Book Value as of _____           $__________
         2.  Additions (please explain on reverse)                $__________
         3.  TOTAL ACCOUNTS RECEIVABLE                            $__________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
         4.  Amounts over 90 days due                    $__________
         5.  Balance of 25% over 90 day accounts         $__________
         6.  Concentration Limits
         7.  Foreign Accounts                            $__________
         8.  Governmental Accounts                       $__________
         9.  Contra Accounts                             $__________
         10. Demo Accounts                               $__________
         11. Intercompany/Employee Accounts              $__________
         12. Other (please explain on reverse)           $__________
         13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                 $__________
         14. Eligible Accounts (#3 minus #13)                     $__________
         15. LOAN VALUE OF ACCOUNTS(_% of #14)                    $__________

BALANCES
         16. Maximum Loan Amount                                  $__________
         17. Total Funds Available [Lesser of #16 or #15]         $__________
         18. Present balance owing on Line of Credit              $__________
         19. Outstanding under Sublimits (Letters of Credit)      $__________
         20. RESERVE POSITION(#17 minus #18 and #19)              $__________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank-California. U.S.Seach.com, Inc.

By:________________________________
         Authorized Signer

                                    EXHIBIT E
                             COMPLIANCE CERTIFICATE

TO:     COMERICA BANK - CALIFORNIA

FROM:  US SEARCH.COM, INC.

The undersigned authorized officer of US SEARCH.COM, INC. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                              REQUIRED                                    COMPLIES
------------------                              --------                                    ---------
Monthly financial statements                    Monthly within 30 days                      Yes      No
Borrowing Base Certificate                      Monthly within 20 days                      Yes      No
Annual (CPA Audited)                            FYE within 90 days                          Yes      No
Quarterly                                       FQE within 45 days                          Yes      No
10K and 10Q                                     (as applicable)                             Yes      No
A/R Audit                                       Initial and Semi-annual                     Yes      No
IP Report                                       Quarterly within 30 days                    Yes      No
Merger Costs paid in current month:  $_______   Monthly                                     Yes      No
(maximum aggregate of $1.5 million)

FINANCIAL COVENANT REQUIRED ACTUAL COMPLIES
------------------                              --------                    ------         --------
Maintain on a Monthly Basis:
         1. Maximum Leverage Ratio              2.25:1.0                    ________       Yes      No
         2. Minimum EBITDA for current month    $1.00                       ________       Yes      No
         3. Maximum Merger Costs (aggregate)    $1,500,000                  ________
         4.Payment of Merger Costs              Prior month's
                                                EBITDA minus $1.00          ________       Yes      No
         3. Operating Performance               85% of Plan (on 3-mos.      ________       Yes      No
                                                tracking avg.)

Comments Regarding Exceptions:      See Attached.    BANK USE ONLY

Sincerely,                                           Received by:_______________________________________
                                                     AUTHORIZED SIGNER
                                                     Date:______________________________________________

______________________________________________       Verified:__________________________________________
SIGNATURE                                            AUTHORIZED SIGNER

_______________________________________________      Date:______________________________________________
TITLE
                                                     Compliance Status                     Yes      No
_______________________________________________
DATE